Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Prudential Sector Funds, Inc.:

We consent to the use of our reports dated January 15, 2016, with respect to Prudential Jennison Health Sciences Fund, Prudential Jennison Utility Fund, and Prudential Financial Services Fund, each a series of Prudential Sector Funds, Inc., incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

January 27, 2016